AGREEMENT AND CONSENT

        THIS AGREEMENT AND CONSENT, dated as of January 12, 2009 (this “Agreement”), is made and entered into by and among Coeur d’Alene Mines Corporation, an Idaho corporation (the “Company”), JMB Capital Partners Master Fund, L.P., a Cayman Island limited partnership (“JMB”), and Lonestar Partners LP, a Delaware limited partnership (“Lonestar” and, with the Company and JMB, the “Parties”).

RECITALS

        WHEREAS, the Company duly authorized the creation of an issue of its Senior Secured Floating Rate Convertible Notes due 2012 (the “Notes”), having the terms, tenor, amount and other provisions set forth in the indenture dated as of October 20, 2008 (the “Indenture”), by and between the Company and The Bank of New York Mellon, as Trustee (the “Trustee”), as supplemented by the First Supplemental Indenture and Security Agreement dated as of October 20, 2008 by and among the Company, Coeur Rochester, Inc. and the Trustee (as amended by Amendment No. 1 to the First Supplemental Indenture, dated as of December 10, 2008, the “First Supplemental Indenture”);

        WHEREAS, on October 20, 2008, the Company issued $50,000,000 aggregate principal amount of the Notes (the “Outstanding Notes”);

        WHEREAS, the Company entered into one or more warrant agreements (the “Warrants”) pursuant to which holders of the warrants received the right to purchase from the Company up to a total of $25,000,000 aggregate principal amount of the Notes (the “Warrant Notes”) during the period commencing 9 a.m. (New York time) on February 7, 2009 and ending 5:00 p.m. (New York time) on March 9, 2009;

        WHEREAS, JMB and Lonestar collectively own all of the Outstanding Notes and all of the Warrants; and

        WHEREAS, the Company, JMB and Lonestar have agreed to amend the terms of the Notes and Warrants as provided for herein.

AGREEMENT

        Capitalized terms used but not defined herein shall have the respective meanings set forth in the Indenture, as modified by the First Supplemental Indenture. The Company, JMB and Lonestar hereby represent, covenant, agree and consent to the following:

        1.        Representations.

            (a)       Authority. Each of the Parties represents that (i) it has the power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby, (ii) the execution, delivery and performance by such Party and the consummation by such Party of the transactions contemplated hereby have been duly and validly authorized and (iii) this Agreement has been duly executed and delivered by such Party and constitutes a legal, valid and binding obligation of such Party, enforceable against such Party in accordance with its terms, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and by general principles of equity.

            (b)       Warrants. JMB represents that as of the date hereof it owns a Warrant (the “JMB Warrant”) representing the right to purchase $23,750,000 aggregate principal amount of Warrant Notes, and Lonestar represents that as of the date hereof it owns a Warrant (the “Lonestar Warrant”) representing the right to purchase $1,250,000 aggregate principal amount of Warrant Notes.

            (c)       Notes. JMB represents that as of the date hereof it owns $35,141,000 aggregate principal amount of the Outstanding Notes, and Lonestar represents that as of the date hereof it owns $2,500,000 aggregate principal amount of the Outstanding Notes.

            (d)       Disclosures. The Company represents that as of the date hereof there is no material information required to be disclosed on Form 8-K that has not been so disclosed.

        2.       Exercise of Warrant.

            (a)       Exercise Date. Notwithstanding the terms of the Warrants, the Warrants shall be amended to be exercisable beginning at 9 a.m. (New York time) on the first Trading Day after the date hereof.

            (b)       Covenant to Exercise. JMB and Lonestar agree to exercise in full the JMB Warrant and the Lonestar Warrant, respectively, on or before 5:00 p.m. (New York time) on January 29, 2009 and, except as set forth in Section 2(c) below, to otherwise comply with the conditions, covenants and agreements set forth in the Warrants. Each of JMB and Lonestar further agrees that it will not transfer any of the Warrants held by it.

            (c)       Short Positions. Section 1(b)(ii) of the Warrants is hereby deleted in its entirety and shall be of no further force or effect. For the avoidance of doubt, each of JMB and Lonestar may exercise their respective Warrants regardless of any short position in the Common Stock held by either of them at any time.

        3.       Change in Interest Rate Applicable to the Notes.

            (a)       Consent. Pursuant to Section 9.02 of the First Supplemental Indenture, JMB and Lonestar hereby consent to (i) amendment of the Notes, the Indenture and the First Supplemental Indenture, as described in Amendment No. 2 to the First Supplemental Indenture, in the form attached hereto as Exhibit A (the “Second Amendment”), to be entered into between the Company and the Trustee, to effect such amendments and (ii) to the execution, on behalf of each of them, of the Second Amendment

            (b)        Replacement Notes. JMB and Lonestar each agree to deliver their respective Outstanding Notes to the trustee for cancellation, and the Company agrees to deliver to JMB and Lonestar replacement Notes reflecting the amendments set forth in the Second Amendment.

        4.       Covenants of the Company. The Company agrees to file a Form 8-K on the date of this Agreement containing as exhibits this Agreement and the Second Amendment.

        5.       Miscellaneous.

            (a)        THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK.

            (B)        THE PARTIES EACH IRREVOCABLY SUBMIT TO THE EXCLUSIVE JURISDICTION OF STATE OR FEDERAL COURTS LOCATED IN THE BOROUGH OF MANHATTAN, NEW YORK CITY, STATE OF NEW YORK FOR THE PURPOSE OF ANY SUIT, ACTION, PROCEEDING OR JUDGMENT RELATING TO OR ARISING OUT OF THIS AGREEMENT. SERVICE OF PROCESS IN CONNECTION WITH ANY SUCH SUIT, ACTION OR PROCEEDING MAY BE SERVED ON A PARTY ANYWHERE IN THE WORLD BY THE SAME METHODS AS ARE SPECIFIED FOR THE GIVING OF NOTICES UNDER THE INDENTURE. THE PARTIES EACH IRREVOCABLY CONSENT TO THE JURISDICTION OF ANY SUCH COURT IN ANY SUCH SUIT, ACTION OR PROCEEDING AND TO THE LAYING OF VENUE IN SUCH COURT. THE PARTIES EACH IRREVOCABLY WAIVE ANY OBJECTION TO THE LAYING OF VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH COURTS AND IRREVOCABLY WAIVE ANY CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

            (c)        THE PARTIES EACH WAIVE ANY RIGHT TO REQUEST A TRIAL BY JURY IN ANY LITIGATION WITH RESPECT TO THIS AGREEMENT AND REPRESENT THAT COUNSEL HAS BEEN CONSULTED SPECIFICALLY AS TO THIS WAIVER.

            (d)        Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and, as applicable, JMB or Lonestar.

            (e)        The Section headings herein are for convenience only and shall not affect the construction hereof.

            (f)        This Agreement may be executed in any number of counterparts and by the Parties in separate counterparts, and signature pages may be delivered by facsimile, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

[Signature Page Follows]

        IN WITNESS WHEREOF, this Agreement and Consent is executed and effective as of the date first set forth above.

COEUR D’ALENE MINES CORPORATION
By: /s/ Mitchell J. Krebs
Name: Mitchell J. Krebs
Title: Chief Financial Officer

JMB CAPITAL PARTNERS MASTER FUND, L.P.
By: /s/ Jonathan Brooks
Name: Jonathan Brooks
Title: General Partner

LONESTAR PARTNERS, LP
By: /s/ Yedi Wong
Name: Yedi Wong
Title: Chief Financial Officer

EXHIBIT A

FORM OF SECOND AMENDMENT